Anterix Announces Board of Directors Nominees

Scott Lang, William Heard, and Mark Fleischhauer Bring Experience in
Commercializing Emerging Technologies and Driving Value Creation

WOODLAND PARK, NJ, July 9, 2024 — As disclosed in its Proxy Statement filed on July 3, 2024, the Anterix (NASDAQ: ATEX) Board of Directors unanimously has selected nine candidates to stand for election at the Company’s 2024 Annual Meeting of Stockholders to serve for the 2024-2025 period. These include three new director nominees, Scott Lang, William Heard, and Mark Fleischhauer, and six returning directors, Jeffrey Altman, Leslie Daniels, Thomas R. Kuhn, Morgan O’Brien, Robert Schwartz, and Mahvash Yazdi.

“As Anterix continues to grow, the Board’s evolution is an important factor in our ongoing success,” said Morgan O’Brien, Executive Chairman of the Board of Anterix. “We selected three new director nominees with fresh insight and expertise focused on stockholder value creation and commercializing and scaling emerging technologies in the energy sector.”

Mr. Lang has immense experience in both the utility and technology industries that will serve Anterix well. From 2004 to 2018, he served in various roles at Silver Spring Networks, including Founding Chairman, CEO, and President. Silver Spring Networks played a pioneering and innovative role in the emergence of the utility smart grid, leading advancements in networking technology for utilities, and delivering groundbreaking solutions that transformed how energy and resources were managed, ultimately setting the stage for its acquisition by Itron. From 2019 to 2023, Mr. Lang was Chairman and CEO of Turvo, a software technology company focused on the supply chain and logistics industry.

Mr. Heard founded Heard Capital LLC in 2011, where he continues to serve as CEO and Chief Investment Officer. Prior to founding Heard Capital LLC, he was a special situations analyst for Stark Investments, where he covered telecommunications, media, technology, financial, industrial and energy sectors. Mr. Heard is a board member of the President’s Circle and Young Professional Network for the Chicago Council on Global Affairs and is a member of the Economic Club of Chicago.

Mr. Fleischhauer was a Partner and an Assistant Portfolio Manager at Owl Creek Asset Management from 2007 to 2024, where he focused on the firm’s investments in public equities, including coverage of the telecommunication industry. Before joining Owl Creek, Mr. Fleischhauer served as a Portfolio Manager at Jayhawk Capital Management and an Analyst at HFR Asset Management.

“On behalf of our Board of Directors, we want to express our tremendous gratitude to Singleton McAllister, Greg Haller, and Greg Pratt, for their considerable contributions in serving on our Board,” said O’Brien. “Their experienced leadership and guidance played an important role in stewarding Anterix though our critical formative years.”

Additional information about the nominees’ experience is available in Anterix’s Notice of Annual Meeting & Proxy Statement, available on its investor relations website.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Media Contact

Paul Gaige
Vice President
Hill+Knowlton Strategies
504-957-1434
Paul.Gaige@hkstrategies.com

About Anterix

At Anterix, we engage with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 100 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements. These forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statements. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.